LATIN AMERICAN CASINOS, INC.











                                 NOTICE OF 1997

                                 ANNUAL MEETING

                               OF STOCKHOLDERS AND

                                 PROXY STATEMENT








================================================================================
                             YOUR VOTE IS IMPORTANT!

         PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE
         ENCLOSED ENVELOPE.
================================================================================

                          LATIN AMERICAN CASINOS, INC.



                                                    May 23, 1997



Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Latin American Casinos, Inc. on June 30, 1997, in Miami, Florida. Information about the meeting is presented on the following pages.

     In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

     Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                           Sincerely,




                                           Lloyd Lyons
                                           Chairman of the Board and
                                           Chief Executive Officer

                          LATIN AMERICAN CASINOS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                   May 23, 1997



     The annual meeting of the stockholders of Latin American Casinos, Inc. (the "Company") will be held at the Conference Center of R.I.U. Pan American Ocean Resort, 17875 Collins Avenue, Miami Beach, Florida 33160, on June 30, 1997, at 10:00 A.M. local time, for the following purposes:

          1. To elect the Directors of the Company to serve for the ensuing year;

          2. To approve the engagement of Shubitz, Rosenbloom & Co., P.A. as the Company's independent accountants for the year 1997; and

          3. To transact such other and further business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 19, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company's office, 3909 N.E. 163rd Street, Suite 202-B, North Miami Beach, FL 33160 after May 19, 1997, for inspection by any stockholder for any purpose germane to the meeting.

                                    By Order of The Board of Directors,




                                    Geraldine Lyons
                                    Secretary

                          LATIN AMERICAN CASINOS, INC.


                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Latin American Casinos, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The address of the Company's principal executive office is 3909 N.E. 163rd Street, Suite 202-B, North Miami Beach, FL 33160. This Proxy Statement and the form of proxy are being mailed to stockholders on or about May 23, 1997.


                    REVOCABILITY OF PROXY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for Directors named herein and in favor of Item 2 in the Notice of Annual Meeting. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by that Committee in a manner that the members of the Committee (in their judgment) consider to be in the best interests of the Company.


                          RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 19, 1997, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 3,300,000 shares of Common Stock. Each stockholder entitled to vote shall have one vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the record date.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. In the event that any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information about them is set forth below:


                                                                   Director
         Name                                Age                    Since
         ----                                ---                   --------

Lloyd Lyons                                  56                     1989
Donald D. Schiffour                          65                     1992
Jose A. Caballero                            40                     1994
Angel Garcia                                 37                     1995
Ronald Zaid                                  60                     1997

     LLOYD LYONS is Chairman of the Board and Chief Executive Officer and is the founder of the Company. Prior to founding the Company, Mr. Lyons was General Manager and auctioneer of Miami Recovery Corp., a Miami based used car auction company, from 1987 to 1989. From 1984 to 1987, Mr. Lyons was President and sole stockholder of National Lien and Recovery Corp. of Florida, a firm which specialized in recovering movable assets subject to mortgages and liens. Mr. Lyons is a licensed auctioneer and has over 30 years experience in the used car business.

     DONALD D. SCHIFFOUR joined the Company as Vice President of International Operations in June 1992. Prior to joining the Company, Mr. Schiffour was the General Manager for Samson Automobile Leasing, Co., in Pittsburgh, Pennsylvania.

     JOSE A. CABALLERO joined the Board of Directors in April, 1994. Mr. Caballero is the Vice President of Exfi International Corporation, an advertising and marketing agency that specializes in doing work for companies that plan to expand their businesses into Latin America. Mr. Caballero has been with Exfi International Corporation since 1987.

     ANGEL GARCIA joined the Company in January 1995 and serves as President of LACI in Peru. Mr. Garcia was the Marketing Manager of Slot Operations for one of the largest casinos in Lima, Peru before joining LACI. He was named to the Board of Directors of the Company in April 1995.

     RONALD ZAID joined the Board of Directors in March 1997. Mr. Zaid has been a successful entrepreneur in many businesses including the leasing of security equipment and the car business.

EXECUTIVE OFFICERS

     The following table contains information as of May 1, 1997 as to the executive officers of the Company:

         Name                               Age               Office Held with the Company
         ----                               ---               ----------------------------
Lloyd Lyons                                 56                President and Chief Executive Officer
Donald D. Schiffour                         65                Vice-President and Chief Financial Officer
Geraldine Lyons                             57                Secretary
Angel Garcia                                37                President, Subsidiary


     MR. LYONS information can be found with the above information concerning nominees for directors.

     MR. SCHIFFOUR'S information can be found with the above information concerning nominees for directors.

     GERALDINE LYONS has served as the Secretary of the Company since its inception. She is the wife of Lloyd Lyons, President and Chief Executive Officer of the Company.

     MR. GARCIA'S information can be found with the above information concerning nominees for directors.

                       APPROVAL OF INDEPENDENT ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     Action will be taken with respect to the approval of independent accountants for the Company for the year 1997. The Board of Directors has, subject to such approval, selected Shubitz Rosenbloom & Co., P.A. ("Shubitz, Rosenbloom") of Miami, Florida to serve in this capacity. Shubitz, Rosenbloom will serve as the Company's principal accountant to audit the Company's financial statements.

     Shubitz, Rosenbloom has represented to the Company that it has Spanish speaking accountants who are competent to handle the Company's changing needs and who have expertise in international tax and accounting issues.

     Representatives of Shubitz, Rosenbloom are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ENGAGEMENT OF SHUBITZ, ROSENBLOOM AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate cash compensation paid by the Company for services rendered for the year ended December 31, 1996 to each of the Executive Officers of the Company whose cash compensation exceeded $100,000 during that year, and the aggregate cash compensation of all Executive Officers as a group:

SUMMARY COMPENSATION TABLE

====================================================================================================================================
                                        ANNUAL COMPENSATION                                   LONG TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       AWARDS              PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
        (A)               (B)            (C)           (D)            (E)         (F)            (G)           (H)            (I)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     OTHER                                                    ALL
     NAME AND                                                       ANNUAL   RESTRICTED                                      OTHER
     PRINCIPAL                                                      COMPEN-      STOCK        OPTIONS/        LTIP          COMPEN-
     POSITION            YEAR          SALARY         BONUS         SATION      AWARDS          SARS         PAYOUTS        SATION
                                          $             $              $           $             (#)            $              $
------------------------------------------------------------------------------------------------------------------------------------
Lloyd Lyons,             1996          236,000       100,000           -           -              -             -              -
Chief Executive          1995          236,000          -              -           -              -             -              -
Officer                  1994          236,000          -              -           -           300,000          -              -
------------------------------------------------------------------------------------------------------------------------------------
All Executive            1996          326,000       100,000           -           -              -             -              -
Officers as a            1995          461,360          -              -           -              -             -              -
group (4,5, and          1994          478,750          -              -           -           492,500          -              -
5 persons
respectively)
====================================================================================================================================


YEAR-END OPTION VALUES

         The following table sets forth certain information as of December 31, 1996 concerning the value of unexercised options held by the officers named in the Summary Compensation Table above.

                          FISCAL YEAR-END OPTION VALUES

                             NUMBER OF SHARES                       VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED                    IN THE MONEY OPTIONS
                       OPTIONS AT DECEMBER 31, 1996                AT DECEMBER 31, 1996(1)
                       ----------------------------                -----------------------

    NAME             EXERCISABLE          UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
    ----             -----------          -------------       -----------         -------------
Lloyd Lyons            300,000                  -                  0                    -



(1) Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock as quoted by NASDAQ on December 31, 1996 of $2.50 per share.

EMPLOYMENT AGREEMENTS

     The Chief Executive Officer of the Company has an employment agreement for an annual salary of $200,000 subject to annual increases effective until December 19, 1996. Under the terms of the Employment Agreement, if the Company achieves a net profit before taxes of $1,000,000, the executive officer is entitled to a $100,000 bonus. If the Company achieves a net profit before taxes of $1,500,000, the executive officer is entitled to a $150,000 bonus.

     In January 1997, the Company entered into a new five year employment agreement with the Chief Executive Officer which provides for an annual salary commencing January 1997 of $275,000 and increasing $25,000 per annum commencing January 1, 1998. The agreement provides for an adjustment in salary to reflect increases, but not decreases, in the consumer price index. The agreement further provides that in the event of either a merger, consolidation sale or conveyance of substantially all the assets of the Company which results in the discharge of the Chief Executive Officer, he would be entitled to 200% of the balance of payments remaining under the contract. Further, the agreement provides that an annual bonus may be awarded to the CEO at the discretion of the Board of Directors.

     Other than the incentive bonus plan described above and the stock option plans described below, as of December 31, 1996, the Company does not have any contingent forms of remuneration, including any pension, retirement, stock appreciation, cash or stock bonus, or other compensation plan.

1991 INCENTIVE STOCK PLAN AND 1994 STOCK OPTION PLAN

     The Company adopted the Incentive Stock Plan (the "1991 Plan") in 1991. The maximum number of shares available for issuance under the 1991 Plan is 450,000 shares. In June 1994 the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan"). The maximum number of shares available for issuance under the 1994 Plan is 1,000,000 shares. The Plans are designed to provide additional incentives for Directors and officers and other key employees of the Company, to promote the success of the business and to enhance the Company's ability to attract and retain the services of qualified persons. The Plans are administered by the Compensation Committee of the Board of Directors consisting of Messrs. Lyons, Caballero and Zaid. The 1991 Plan and the 1994 Plan authorize the Compensation Committee to grant key employees selected by it until September 30, 2001 and June 2004, respectively, incentive stock options and non-qualified stock options. The exercise price of shares of Common Stock subject to options qualifying as incentive stock options must be not less that the fair market value of the Common Stock on the date of the grant. The exercise price of incentive options granted under the Plans to any participant who owns stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company must be at least equal to 110% of the fair market value on the date of grant. To date, 907,500 options have been issued under the 1994 Plan, but none have been exercised.

     The Board of Directors may amend the Plans at any time but may not, without shareholder approval, adopt any amendment which would materially increase the benefits accruing to participants or materially modify the eligibility requirements. The Company also may not, without shareholder approval, adopt any amendment which would increase the maximum number of shares which may be issued under the Plans unless the increase results from a stock dividend, stock split or other change in the capital stock of the Company.

     The Company may adopt additional compensation programs at a later date suitable for its executive personnel. The Company is unable to predict at this time the format or manner of compensation to be included in any such program.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding shares of the Common Stock beneficially owned as of March 31, 1997 by (i) each person or a group, known to the Company, who beneficially owns more than 5% of the Common Stock, (ii) each of the Company's directors, and (iii) all officers and directors as a group:

                   NAME AND ADDRESS                   NUMBER OF SHARES                 PERCENT
                OF BENEFICIAL OWNER (1)             BENEFICIALLY OWNED (2)            OF CLASS
                -----------------------            ----------------------             --------
Lloyd Lyons                                               2,350,000(3)(5)              59.5%

Donald D. Schiffour                                          82,000(4)                 2.43%

Geraldine Lyons                                              75,000(4)                 2.22%

Angel Garcia                                                 65,000(6)                 1.93%
Mariscal Sucre 321 Miraflores
Lima, 18, Peru

Ronald Zaid                                                   3,000                      *
16 Birchwood Park Court
Jericho, NY  11753

Jose A. Caballero                                                 0                       0%
12900 SW 11th Avenue
Miami, FL  33176

All Officers and Directors                                2,575,000                   61.82%
as a group



(1) Unless otherwise indicated, the address of the beneficial owner is Latin American Casinos address.

(2) Based on a total of 3,300,000 shares of Common Stock issued and outstanding.

(3) Includes 615,388 shares owned by Mr. Lyons' children and grandchildren's trusts.

(4) Includes options to purchase 75,000 shares of Common Stock of the Company exercisable at $2.50 per share.

(5) Includes options to purchase 650,000 shares of Common Stock of the Company exercisable at $2.50 per share.

(6) Includes options to purchase 65,000 shares of Common Stock of the Company exercisable at $2.50 per share.

 *      Less than 1%.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent (10%) beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     During the year ended December 31, 1993, the Company loaned $150,000 to Lloyd Lyons. In 1994, Mr. Lyons repaid $21,000 of this amount. Interest is being accrued and paid at a rate of prime plus 1% per annum. As of December 31, 1996, all interest accrued on the loan had been paid to the Company in a timely manner.


                   ADDITIONAL INFORMATION CONCERNING THE BOARD
                           OF DIRECTORS OF THE COMPANY

     Regular meetings of the Board of Directors of the Company are normally held quarterly. During 1996, the Board of Directors held eleven (11) meetings. A quorum of Directors attended each meeting of the Board of Directors and of Committees of the Board on which he served. In addition to regularly scheduled meetings, a number of Directors were involved in several informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

     Each Director who is not an employee of the Company is paid a fee of $300 for each Board of Directors meeting attended or dispensed with. In addition, each such director is paid a fee of $300.00 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present.

AUDIT COMMITTEE

     The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management and the independent accountants their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; hold regularly scheduled meetings, separately and jointly, with representatives of management and independent accountants to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. The audit committee met two (2) times during 1996.

     Messrs. Lyons, Edelson and Caballero served as members of the audit committee during 1996. Mr. Edelson resigned from the Board of Directors of the Company in February 1997. In March 1997, In March 1997, Mr. Ronald Zaid was appointed to the Board of Directors of the Company and was to serve on the audit committee during 1997.


                         STOCKHOLDER PROPOSALS FOR 1997

     Proposals of security holders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company by not later than January 20, 1998.


                                 ANNUAL REPORTS

     A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 including the financial statements and the notes thereto are being mailed to the shareholders of record along with this proxy statement. The Annual Report on Form 10-KSB is not incorporated by reference in this Proxy Statement and is not considered to be a part of the proxy material.

                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitation also may be made by the Company's officers, Directors, or employees, personally or by telephone.

     By Order of the Board of Directors.



                                           Geraldine Lyons
                                           SECRETARY


Miami, Florida
May 23, 1997

                          LATIN AMERICAN CASINOS, INC.

                       3909 N.E. 163RD STREET, SUITE 202-B
                        NORTH MIAMI BEACH, FLORIDA 33160

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lloyd Lyons and Donald D. Schiffour and each of them, with full power of substitution, as proxies to vote as designated on the reverse side, all the shares of common stock held by the undersigned at the annual meeting of shareholders of Latin American Casinos, Inc. to held on June 30, 1997, at 10:00 AM at the Conference Center, R.I.U. Pan American Ocean Resort, 17875 Collins Avenue, Miami Beach, Florida 33160, or any adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

[ X ]       Please mark your
            votes as in this
            example.

                       FOR   WITHHELD    Nominees:  Lloyd Lyons                                   FOR     AGAINST    ABSTAIN
1.  ELECTION OF       [   ]     [   ]               Donald D. Schiffour   2.  APPROVAL OF        [   ]     [   ]      [   ]
    DIRECTORS                                       George Edelson            INDEPENDENT
                                                    Jose A. Caballero         ACCOUNTANTS
                                                    Angel Garcia


                                                                              THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
                                                                              DIRECTION IS INDICATED, WILL BE VOTE FOR ALL NOMINEES
                                                                              LISTED ABOVE FOR ELECTION OF DIRECTORS, FOR APPROVAL
                                                                              OF INDEPENDENT ACCOUNTANTS AND IN THE DISCRETION OF
                                                                              THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER
                                                                              BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.


                                                                              IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
                                                                              RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY
                                                                              JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE PAID
                                                                              ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ABOVE.



SIGNATURE                                            DATE                       ---------------------------  DATE
          -----------------------------------------        -------------------  SIGNATURE, IF HELD JOINTLY        ------------------

NOTE: Please sign exactly as names appears hereon. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.